UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50209	04-3372948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103
(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2008, the Board of Directors (the “Board”) of Boston Properties, Inc. (the “Company”), the sole general partner of Boston Properties Limited Partnership (the “Partnership”), appointed Frederick J. Iseman to serve as a Class III Director of the Company to serve until the Company’s 2009 annual meeting of stockholders and until his respective successor is duly elected and qualified or until his earlier resignation or removal. In addition, the Board appointed Mr. Iseman to the Compensation Committee effective January 1, 2009.

Frederick J. Iseman is Chairman and Chief Executive Officer of CI Capital Partners LLC, a private equity investment firm which he founded in 1993. He is also Chairman of Conney Safety Products, LLC, KIK Custom Products, Valley National Gases LLC, CoVant Technologies, American Residential Services, L.L.C. and Ply Gem Industries, Inc., as well as a member of the Advisory Board of the STAR Fund. He is the former Chairman of Anteon International Corporation. From 1990 to 1993, Mr. Iseman ran Hambro-Iseman Capital Partners. From 1988 to 1990, as a member of Hambro International Equity Partners, he made or directed investments in healthcare, environmental services, publishing and banking.

In addition, Mr. Iseman is a Board member of the International Rescue Committee, the Metropolitan Opera, the Municipal Art Society, Carnegie Hall, the White Nights Foundation of America and the Academy for Educational Development. Mr. Iseman received a BA in English Literature from Yale College. He is 56 years old.

Pursuant to the formal policy previously adopted by the Board regarding director compensation, the Company will grant Mr. Iseman a number of shares of restricted stock of the Company (or, if elected by Mr. Iseman, LTIP units of the Partnership) valued at $35,000 on December 22, 2008, the fifth business day after his initial appointment to the Board. The actual number of shares of restricted stock or LTIP units to be granted will be determined by dividing (1) $35,000 by (2) the closing market price of the Company’s common stock on the New York Stock Exchange on the grant date. Mr. Iseman has also made an election to defer all cash retainer and meeting attendance fees payable to him by the Company under its standard director compensation arrangements and receive his deferred cash compensation in the form of common stock of the Company upon his retirement from the Board.

Additionally, in connection with Mr. Iseman’s appointment to the Board, the Company, the Partnership and Mr. Iseman entered into an indemnification agreement in substantially the same form as the Company and the Partnership have entered into with each of the Company’s existing directors. The indemnification agreement requires, among other matters, that the Company and the Partnership indemnify Mr. Iseman to the fullest extent permitted by law for all expenses and liabilities arising out of any proceeding involving Mr. Iseman by reason of his service as a member of the Board and advance to him all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP
	By:	Boston Properties, Inc., its General Partner

Date: December 16, 2008	By:	/s/ Douglas T. Linde
	Name:	Douglas T. Linde
	Title:	President